Exhibit 99.1

Porch Group Reports First Quarter 2021 Financial Results

Company Exceeds Q1 Guidance and Increases Full Year 2021 Revenue Guidance to $178 Million, Representing Approximately 147% Year-over-Year Growth

SEATTLE, WA, May 17, 2021 – Porch Group, Inc. (“Porch” or “the Company”) (NASDAQ: PRCH), a leading vertical software company reinventing the home services industry, today reported financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Results

Total revenue for the first quarter of 2021 was $26.7 million, an increase of 77% from $15.1 million in the first quarter of 2020. When adjusting for past divestitures by the Company, year-over-year growth was 112%, up from $12.6 million in the first quarter of 2020 pro forma. The increase in total revenue was driven by selling software to more companies, by significantly increasing both the B2B SaaS fees and transaction revenue generated per company, and acquisitions.

Comparing to the first quarter of 2020 adjusting for past divestitures, cost of revenue as a percentage of total revenue for the first quarter 2021 was 78% compared to 80% in the same year-ago period and contribution margin was 41%, up from 5% in the same year-ago period.

GAAP net loss for the first quarter of 2021 total $65.1 million, driven primarily by remeasurement of the earnout liability and private warrant liability related to Porch’s SPAC merger, as well as non-cash stock-based compensation. Adjusted EBITDA loss, a non-GAAP metric, for the first quarter of 2021 totaled $9.6 million (or -36% of total revenue), an improvement from Adjusted EBITDA loss of $10.8 million (or -71% of total revenue) in the first quarter of 2020.

As of March 31, 2021, cash, cash equivalents, and restricted cash totaled $233.4 million.

First Quarter 2021 Key Performance Indicators (KPIs)

Software and services to companies:

•	Average number of companies increased to 13,995 from 11,157 in Q4 2020
•	Average revenue per company per month increased approximately 32% to $637 from $484 in Q1 2020

Monetized services for consumers:

•	Number of monetized services was 182,779 in Q1 2021, up approximately 20% as compared to Q1 2020
•	Average revenue per monetized service was $92 approximately flat from Q1 2020

M&A highlights from the first quarter include Porch acquiring V12 on January 12, 2021 as well as other small software companies to expand the vertical markets we serve, and signing definitive agreements to acquire Homeowners of America (which was closed on April 6, 2021).

Management Commentary

“In the first quarter, our strong results demonstrated our ability to execute on our strategy to drive growth and expand our business through organic growth and acquisitions,” said Matt Ehrlichman, founder, chairman and CEO. “For the quarter, our total revenue increased by 112% compared to Q1 2020 pro forma net of past divestitures, giving us even greater confidence in the trajectory of our business and growth outlook for 2021. We are performing well against the key strategic areas of our business, with insurance at the core of our synergistic platform. Our InsurTech division provides us with fundamental advantages and positions us in a unique spot with our durable and transformational capabilities, and we are focused on capitalizing on our market opportunity and driving sustained returns. I’m exceptionally proud of our team’s hard work and commitment to building a truly great and enduring company that benefits all of our valued stakeholders.”

Full Year 2021 Financial Outlook

Porch provides guidance based on current market conditions and expectations.

For the full year of 2021, Porch increased its revenue outlook from $175 million to $178 million, representing approximately 147% year-over-year revenue growth. Porch continues to expect approximately 25% of 2021 total revenue to be from B2B SaaS fees, approximately 65% of revenue from B2B2C move-related services which includes recurring insurance revenue, and approximately 10% of revenues from post-move services. Porch reiterated its 2021 guidance for contribution margin, defined as total revenue less all variable expense, of 40%, an improvement from 31% and 19% in 2020 and 2019 respectively, pro forma adjusted for past divestitures. The Company introduced guidance for revenue less cost of revenue of approximately 72% for 2021. Porch continues to expect Adjusted EBITDA margin of -10% to -16% for the full year of 2021, which is an improvement from -26% in 2020 and -57% in 2019 pro forma adjusted for past divestitures.

Porch is not providing reconciliations of expected Adjusted EBITDA margin or contribution margin for future periods to the most directly comparable measures prepared in accordance with GAAP because Porch is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of Porch’s control.

Conference Call

Porch management will host a conference call today (May 17, 2021) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The presentation will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website. A question-and-answer session will follow management’s prepared remarks.

All are invited to listen to the event by registering for the webinar here.

To access the webinar by telephone, please see below:

Or One tap mobile:

U.S.: +14086380968,,88683232630#,,,,*810400# US or +16699006833,,88683232630#,,,,*810400#

Or join by phone:

Dial (for higher quality, dial a number based on your current location):

US: +1 408 638 0968 or +1 669 900 6833 or +1 253 215 8782 or +1 346 248 7799 or +1 646 876 9923 or +1 301 715 8592 or +1 312 626 6799

Webinar ID: 886 8323 2630

Passcode: 810400

International numbers available here.

If you have any difficulty connecting with the conference call or webcast, please contact Porch’s investor relations team at (949) 574-3860 or PRCH@gatewayir.com.

A replay of the webinar will also be available in the Investors section of Porch’s corporate website.

About Porch Group

Seattle-based Porch Group, the vertical software platform for the home, provides software and services to more than 11,150 home services companies such as home inspectors, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch, visit porchgroup.com or porch.com.

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch’s future financial or operating performance. For example, projections of future revenue, contribution margin, Adjusted EBITDA and other metrics, business strategy and plans, and anticipated impacts from pending or completed acquisitions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of Porch’s December 2020 business combination (the “Merger”) with PropTech Acquisition Corporation (“PropTech”), which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably, maintain key commercial relationships and retain its management and key employees; (2) expansion plans and opportunities, including future and pending acquisitions or additional business combinations; (3) costs related to the Merger and being a public company; (4) litigation, complaints, and/or adverse publicity; (5) the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; (6) privacy and data protection laws, privacy or data breaches, or the loss of data; (7) the impact of the COVID-19 pandemic and its effect on the business and financial conditions of Porch; and (8) other risks and uncertainties described in Porch’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted EBITDA, Adjusted EBITDA margin and contribution margin, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Porch defines Adjusted EBITDA as net income (loss) plus interest expense, net, income tax expense (benefit), other expense, net, and depreciation and amortization, certain non-cash long-lived asset impairment charges, stock-based compensation expense and acquisition-related impacts, including compensation to the sellers that requires future service, amortization of intangible assets, gains (losses) recognized on changes in the value of contingent consideration arrangements, if any, gain or loss on divestures and certain transaction costs. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of total revenue. Contribution margin is defined as revenue less all variable expenses, including cost of revenue, market, and sales. See the reconciliation table below for more details regarding these non-GAAP measurements, including the reconciliation of historical non-GAAP figures to the nearest comparable GAAP measure.

Porch uses these non-GAAP measures to compare Porch’s performance to that of prior periods for budgeting and planning purposes. Porch believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Porch’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Porch's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Porch does not recommend the sole use of these non-GAAP measures to assess its financial performance. Porch management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.

You should review the following reconciliation of non-GAAP measures to the nearest comparable GAAP measures, and not rely on any single financial measure to evaluate Porch’s business:

	March 31,	March 31,
	2021	2020
Net loss	$(65,101)	$(18,367)
Interest expense	1,223	3,086
Income tax(benefit) expense	(350)	21
Depreciation and amortization	2,463	1,789
Other expense, net	(83)	1,874
Non-cash long-lived asset impairment charge	68	167
Non-cash stock-based compensation	16,723	369
Non-cash bonus expense	290	—
Revaluation of contingent consideration	(355)	(80)
Revaluation of earnout liability	18,770	—
Revaluation of private warrant liability	15,910	—
Acquisition and related (income) expense	840	371
Adjusted EBITDA (loss)	$(9,602)	$(10,770)
Adjusted EBITDA (loss) as a percentage of revenue	(36)%	(71)%

Investor Relations Contact:

Cody Slach, Matt Glover

Gateway Group, Inc.

(949) 574-3860

PRCH@gatewayir.com

Porch Press contact:

Jordan Schmidt

Gateway Group, Inc.

(949) 386-6332

PRCH@gatewayir.com

Porch Group, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$26,742	$15,074
Operating expenses:
Cost of revenue	5,930	4,099
Selling and marketing	14,638	12,853
Product and technology	11,789	7,352
General and administrative	24,016	4,156
Total operating expenses	56,373	28,460
Operating loss	(29,631)	(13,386)
Other income (expense):
Interest expense	(1,223)	(3,086)
Change in fair value of earnout liability	(18,770)	—
Change in fair value of private warrant liability	(15,910)	—
Other income (expense), net	83	(1,874)
Total other income (expense)	(35,820)	(4,960)
Loss before income taxes	(65,451)	(18,346)
Income tax (benefit) expense	(350)	21
Net loss	$(65,101)	$(18,367)

Net loss attributable per share to common stockholders:
Basic	$(0.76)	$(0.53)
Diluted	$(0.76)	$(0.53)

Weighted-average shares used in computing net loss attributable per share to common stockholders:
Basic	85,331,575	34,965,300
Diluted	85,331,575	34,965,300

Porch Group, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

		December 31, 2020
	March 31, 2021	(Restated)
Assets
Current assets
Cash and cash equivalents	$222,948	$196,046
Accounts receivable, net	9,629	4,268
Prepaid expenses and other current assets	7,869	4,080
Restricted cash	10,435	11,407
Total current assets	250,881	215,801
Property, equipment, and software, net	5,328	4,593
Goodwill	50,120	28,289
Intangible assets, net	22,715	15,961
Long-term insurance commissions receivable	4,748	3,365
Other assets	444	378
Total assets	$334,236	$268,387

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,384	$9,203
Accrued expenses and other current liabilities	15,268	9,905
Deferred revenue	4,346	5,208
Refundable customer deposit	2,026	2,664
Current portion of long-term debt	7,480	4,746
Total current liabilities	35,504	31,726
Long-term debt	42,624	43,237
Refundable customer deposit, non-current	396	529
Earnout liability, at fair value	43,193	50,238
Private warrant liability, at fair value	47,444	31,534
Other liabilities (includes $2,869 and $3,549 at fair value, respectively)	3,068	3,798
Total liabilities	172,229	161,062
Commitments and contingencies
Stockholders' equity
Common stock, $0.0001 par value: Authorized shares – 400,000,000 and 400,000,000 Issued and outstanding shares – 91,455,732 and 81,669,151	8	8
Additional paid-in capital	544,606	424,823
Accumulated deficit	(382,607)	(317,506)
Total stockholders' equity	162,007	107,325
Total liabilities and stockholders' equity	$334,236	$268,387

Porch Group, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(65,101)	$(18,367)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,463	1,789
Loss on sale and impairment of long-lived assets	68	167
Loss (gain) on extinguishment of debt	—	247
Loss on remeasurement of debt	—	454
Loss on remeasurement of warrants	15,910	1,079
Loss (gain) on remeasurement of contingent consideration	(355)	(80)
Loss on remeasurement of earnout liability	18,770	—
Stock-based compensation	16,835	672
Interest expense (non-cash)	311	1,089
Other	(225)	167
Change in operating assets and liabilities, net of acquisitions and divestitures
Accounts receivable	(846)	559
Prepaid expenses and other current assets	441	281
Long-term insurance commissions receivable	(1,383)	(174)
Accounts payable	(8,090)	1,414
Accrued expenses and other current liabilities	2,625	1,651
Deferred revenue	(1,362)	136
Refundable customer deposits	(837)	(880)
Contingent consideration - business combination	(1,663)
Other	(496)	158
Net cash used in operating activities	(22,935)	(9,638)
Cash flows from investing activities:
Purchases of property and equipment	(34)	(84)
Capitalized internal use software development costs	(798)	(890)
Acquisitions, net of cash acquired	(22,882)	—
Net cash used in investing activities	(23,714)	(974)
Cash flows from financing activities:
Proceeds from debt issuance, net of fees	—	1,940
Repayments of principal and related fees	(150)	(401)
Proceeds from issuance of redeemable convertible preferred stock, net of fees	—	4,714
Proceeds from exercises of warrants	89,771	—
Proceeds from exercises of stock options	355	1
Income tax withholdings paid upon vesting of restricted stock units	(16,997)	—
Settlement of contingent consideration related to a business combination	(400)	—
Net cash provided by financing activities	72,579	6,254
Change in cash, cash equivalents, and restricted cash	$25,930	$(4,358)
Cash, cash equivalents, and restricted cash, beginning of period	$207,453	$7,179
Cash, cash equivalents, and restricted cash end of period	$233,383	$2,821